UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2004

KCS ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-13781 (Commission File Number)	22-2889587 (I.R.S. Employer Identification No.)

5555 San Felipe Road, Suite 1200 Houston, Texas (Address of principal executive offices)		77056 (Zip Code)

Registrant’s telephone number, including area code: (713) 877-8006

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Item 5. Other Events.

     On April 1, 2004, KCS Energy, Inc. (“KCS”) issued a press release announcing the closing of a private placement of $175 million of its
7 1/8% Senior Notes due 2012. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

	Exhibit 99.1	KCS Energy, Inc. Press Release dated April 1, 2004 announcing closing of private placement of senior notes.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KCS Energy, Inc.
Date: April 1, 2004	/s/ Frederick Dwyer
Frederick Dwyer
Vice President, Controller and Secretary

EXHIBIT INDEX

Exhibit	Description

99.1	KCS Energy, Inc. Press Release dated April 1, 2004 announcing closing of private placement of senior notes.